Exhibit 99.1

Link to searchable text of Slide Shown above

# FIRST NATIONAL®
## BANK OF THE SOUTH

Boiling Springs Office
To Charlotte
To Atlanta
Main Office
Westside Office
Spartanburg Downtown Memorial Airport
176
26
85
585
29
221

Spartanburg Market

Charleston Naval Complex
Mount Pleasant Office
To Columbia
Patriots Point
Ft Sumter National Monument
526
17
26

Charleston Market

**Main Office**
215 North Pine Street
Spartanburg, SC 29302

**Westside**
2680 Reidville Road
Spartanburg, SC 29301

**Boiling Springs**
3090 Boiling Springs Road
Boiling Springs, SC 29316

**Mount Pleasant**
651 Johnnie Dodds Boulevard
Mt. Pleasant, SC 29464

***First National Business Capital**
1204-A E. Washington Street
Greenville, SC 29601

Asheville
Charlotte
Greenville
Spartanburg
NORTH CAROLINA
Wilmington
Columbia
Myrtle Beach
SOUTH CAROLINA
Atlanta
Charleston
Hilton Head
Savannah
GEORGIA
26
85

FIRST NATIONAL BANCSHARES, INC.

Link to searchable text of Slide Shown above

Link to searchable text of Slide Shown above

Link to searchable text of Slide Shown above

 [LOGO OF FIRST NATIONAL ® BANCSHARES, INC.]

Jerry L. Calvert
President & CEO

November 17, 2005

 [LOGO OF FIRST NATIONAL ® BANK OF THE SOUTH]

[GRAPHIC APPEARS HERE]

•	Opened in March 2000 in Spartanburg, SC

•	3 branch offices – Spartanburg
SBA office – Greenville
New branch office – Mt. Pleasant

•	Significant balance sheet growth (1)
$302 Million Assets
$248 Million Deposits

Notes:
(1) Data as of or for the 9 months ended September 30, 2005

[LOGO OF FIRST NATIONAL ® BANCSHARES, INC.]

Novel Approach to Community Banking

•	SBA Lending Division

•	Deposit Services Focus

•	Infrastructure Development to Support Expansion

•	Evolving Strategic Planning Process

•	Saturday Banking Hours

•	Strategic Alliance with Colonial Trust Co.

[LOGO OF FIRST NATIONAL ® BANCSHARES, INC.]

 [LOGO OF FIRST NATIONAL ® BANCSHARES, INC.]